Exhibit 99.01

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $250,000,000 aggregate principal amount of First Mortgage Bonds, 5.450% Series due February 1, 2041, of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-163075-01) filed on November 12, 2009, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$29,025
Printing and Delivery Expense	17,000
Blue Sky and Legal fees	85,000
Rating Agency fees	291,500
Trustee fees	9,500
Accounting services	30,000
Miscellaneous	2,975
Total	$465,000